Exhibit 32

Certification Pursuant to Section 18 U.S.C. Section 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

JOSEPH H. PYNE
Joseph H. Pyne
Chairman, President and
Chief Executive Officer

DAVID W. GRZEBINSKI
David W. Grzebinski
Executive Vice President and
Chief Financial Officer

Dated:  May 6, 2010